UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2017

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2017, Cinedigm Corp. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company agreed to issue 675,000 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”) and notes in the principal amount of $2,100,000 pursuant to the Company’s Second Lien Loan Agreement dated as of July 14, 2016, among the Company, Cortland Capital Market Services LLC, as Agent, and the lenders party thereto (the “Loan Agreement”) in exchange for $6,000,000 principal amount of the Company’s 5.5% Convertible Notes due 2035 with the holder of such convertible notes. The exchanged convertible notes will be immediately canceled upon surrender. The exchange was consummated on February 21, 2017.

On February 21, 2017, the Company issued a press release relating to the exchange, furnished herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The securities were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Exchange Agreement, dated as of February 17, 2017, between the Company and Wolverine Flagship Fund Trading Limited.

99.1	Press Release dated February 21, 2017.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 21, 2017

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated as of February 17, 2017, between the Company and Wolverine Flagship Fund Trading Limited.

99.1	Press Release dated February 21, 2017.